EXHIBIT 31.1

CERTIFICATION

I, Miguel Penella, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K/A of RLJ Entertainment, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2016	/s/ MIGUEL PENELLA
Miguel Penella
Chief Executive Officer